Exhibit 10.2




                         AGREEMENT OF PURCHASE AND SALE



                                    BETWEEN



                    NBBRE-919 THIRD AVENUE ASSOCIATES, L.P.



                                   AS SELLER,



                                      AND



                      RECKSON OPERATING PARTNERSHIP, L.P.



                                  AS PURCHASER



                            DATED AS OF MAY 10, 1999

                               TABLE OF CONTENTS
                               -----------------


                                                                         Page
                                                                         ----



ARTICLE I         PURCHASE AND SALE; PURCHASE PRICE........................1

   1.1.       Purchase and Sale............................................1
   1.2.       Purchase Price...............................................2
   1.3.       Escrow Provisions............................................2

ARTICLE II        CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER.........4

   2.1.       Conditions Precedent for Purchaser's Obligations.............4
   2.2.       Termination Option...........................................5
   2.3.       Waiver of Conditions.........................................5

ARTICLE III       CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER............5

   3.1.       Conditions Precedent for Seller's Obligations................5
   3.2.       Waiver of Conditions.........................................6

ARTICLE IV        PURCHASER'S REPRESENTATIONS, WARRANTIES AND COVENANTS....6

   4.1.       Purchaser's Representations and Warranties...................6
   4.2.       Covenants of Purchaser.......................................9

ARTICLE V         SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS.......9

   5.1.       Seller's Representations and Warranties......................9
   5.2.       Breaches of Representations and Warranties..................14
   5.3.       Covenants of Seller as to the Real Property and Loan........15
   5.4.       Survival of Representations and Warranties; Holdback........16

ARTICLE VI        CLOSING; EXPENSES AND APPORTIONMENTS....................18

   6.1.       Place of Closing............................................18
   6.2.       Items to Be Executed or Delivered by Seller.................18
   6.3.       Items to Be Delivered or Executed by Purchaser..............21
   6.4.       Taxes; Title Expenses.......................................22
   6.5.       Apportionments..............................................22

ARTICLE VII       DEFAULTS................................................26

   7.1.       Purchaser Default...........................................26
   7.2.       Seller Default..............................................26

ARTICLE VIII      INSPECTIONS; DUE DILIGENCE..............................26

   8.1.       Inspection of the Real Property.............................26
   8.2.       Purchaser's Work............................................27
   8.3.       Due Diligence...............................................27

ARTICLE IX        INDEMNIFICATION.........................................29

   9.1.       Indemnification.............................................29
   9.2.       Release.....................................................30

ARTICLE X         CASUALTY AND CONDEMNATION...............................30

   10.1.      Casualty....................................................30
   10.2.      Condemnation................................................31

ARTICLE XI        MISCELLANEOUS...........................................31

   11.1.      No Third-Party Beneficiaries................................31
   11.2.      Broker......................................................31
   11.3.      [Intentionally Blank.]......................................32
   11.4.      Assignment..................................................32
   11.5.      Waiver of Jury Trial........................................32
   11.6.      Waiver......................................................32
   11.7.      Captions....................................................33
   11.8.      Prevailing Party............................................33
   11.9.      Counterparts................................................33
   11.10.     Exhibits and Schedules......................................33
   11.11.     Notices.....................................................33
   11.12.     Construction................................................34
   11.13.     Amendment...................................................34
   11.14.     Entire Agreement............................................35
   11.15.     Governing Law...............................................35
   11.16.     Monetary Amounts............................................35
   11.17.     Time of the Essence.........................................35
   11.18.     Confidentiality.............................................35
   11.19.     No Recording................................................35
   11.20.     Review Materials............................................35
   11.21.     Consent to Jurisdiction.....................................35
   11.22.     Acquisition of Partnership Interests........................36

LIST OF EXHIBITS AND SCHEDULES
------------------------------

Exhibit "A"-        List of Collateral Agreements
Exhibit "A-1"       List of Ancillary Documents
Exhibit "A-2"       Approved Budget Approval
Exhibit "B"-        Form of Borrower Estoppel
Exhibit "C"-        Form of Assignment and Assumption of Mortgage
Exhibit "D"-        Form of  Endorsement of Note
Exhibit "D-1"       List of Original Notes
Exhibit "E"-        Form of Assignment and Assumption of Collateral Agreements
Exhibit "F"-        List of Tenants
Exhibit "G"-        Non-Foreign Status Affidavit
Exhibit "H"-        Form of Assignment and Assumption of Share
Exhibit "H-1"-      Form of Stock Power
Exhibit "H-2"-      Share Documents

Schedule "1"-       Representations and Warranties Exception Schedule
Schedule "2"-       List of Cash Collateral Accounts
Schedule "3"-       Approved Budget
Schedule "4"-       List of Leases; Arrearage Schedule; Leasing Commissions;
                    Security Deposits
Schedule "5"-       List of Service Agreements, Construction Agreements and
                    Construction Contract Information
Schedule "6"-       Covenants Exception Schedule
Schedule "7"-       Pre-Closing Expenditures
Schedule "8"-       List of Insurance Policies
Schedule "9"-       List of Borrower Affiliates
Schedule "10"-      Review Materials
Schedule "11"-      ESG Information Book
Schedule "12"-      Title Letter

                         AGREEMENT OF PURCHASE AND SALE
                         ------------------------------


         AGREEMENT OF PURCHASE AND SALE (this "Agreement"), dated as of May
10, 1999, by and between NBBRE-919 THIRD AVENUE ASSOCIATES, L.P., a Delaware limited partnership, having an office c/o NBB Real Estate, Inc., 530 Fifth Avenue, Ninth Floor, New York, New York 10036 ("Seller"), and RECKSON OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, having an office c/o Reckson Associates Realty Corp., 10 East 50th Street, 27th Floor, New York, New York 10022 ("Purchaser").


                                  WITNESSETH:
                                  -----------

         WHEREAS, Seller is the owner and holder of that certain mortgage loan (the "Loan") (a) evidenced by that certain Consolidated, Amended and Restated Fee and Leasehold Mortgage Note, dated as of September, 21 1993, in the principal amount of $325,000,000 (the "Note"), made by 919 Fee Associates L.P. and 919 Third Avenue Associates L.P., each a New York limited partnership (collectively, the "Borrower"), jointly and severally, in favor of Seller, and
(b) secured by, among other things, that certain Consolidated, Amended and Restated Fee and Leasehold Mortgage, dated as of September, 21 1993, made by the Borrower, as mortgagor, to Seller, as mortgagee, recorded on September 23, 1993 in the Office of the City Register, New York County, in Reel 2010, Page 0041 (the "Mortgage") and encumbering the improved real property (the "Real Property") more particularly described therein; and

         WHEREAS, upon and subject to the terms and conditions hereinafter set forth, Seller desires to sell and Purchaser desires to purchase the Loan and the interest of Seller in, to and under the Note, the Mortgage and all instruments, documents and title insurance policies relating to or executed in connection with or pursuant to the Loan as more particularly described on Exhibit "A" annexed hereto and made a part hereof (collectively, the "Collateral Agreements") (the Note, the Mortgage and the Collateral Agreements hereinafter are referred to collectively as the "Loan Documents").

         NOW, THEREFORE, in consideration of One Hundred Dollars ($100) and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:


                                   ARTICLE I

                       PURCHASE AND SALE; PURCHASE PRICE

     1.1. Purchase and Sale. Subject to and in accordance with the terms and conditions set forth herein, Seller shall sell, assign and transfer the Loan to Purchaser, and Purchaser shall purchase and accept the Loan from Seller, "AS IS", "WHERE IS", "WITH ALL FAULTS", without recourse to Seller and without representation or warranty, express or implied, by Seller, except as specifically set forth herein.

     1.2. Purchase Price. (a) The purchase price for the Loan is Two Hundred Seventy-Seven Million Five Hundred and Forty-Eight Thousand Dollars ($277,548,000) (the "Purchase Price") which shall be payable in accordance with the further terms of this Section 1.2.

          (b) The Purchase Price shall be paid as follows:

               (i) (A) Simultaneously with the execution and delivery of this Agreement, Purchaser shall deliver to Gibson, Dunn & Crutcher LLP ("Escrow Agent"), by wire transfer in immediately available federal funds, the amount of Ten Million Dollars ($10,000,000) as a deposit (the "Initial Deposit") on account of the Purchase Price.

                    (B) Unless Purchaser has previously exercised any Termination Option, on or before the Due Diligence Expiration Date (as hereinafter defined) or such later date as may be set forth in Section 8.3(c) hereof, Purchaser shall deliver to Escrow Agent, by wire transfer in immediately available federal funds, the amount of Five Million Dollars ($5,000,000) as an additional deposit (the "Additional Deposit") on account of the Purchase Price. Purchaser acknowledges and agrees that upon Purchaser's payment of the Additional Deposit, Purchaser shall be deemed to have forever waived the right to exercise any rights under the terms of Section 8.3 hereof (other than the right to the reduction of the Purchase Price, if applicable). If Purchaser waives or is deemed to have waived it rights under the terms of
Section 8.3 hereof and Purchaser fails to pay the Additional Deposit as provided in the first sentence of this clause (B), then, in such event, Purchaser shall be deemed to be in material default of its monetary obligations under this Agreement and Seller shall be entitled to terminate this Agreement and retain the Initial Deposit (and any interest thereon) as provided in
Section 7.1 hereof (without regard to any conditions set forth in Section 7.1 hereof).

                    (C) The Initial Deposit and the Additional Deposit, together with all accrued interest thereon shall hereinafter collectively shall be referred to as the "Escrow Funds". The Escrow Funds shall be held in escrow in accordance with the provisions of Section 1.3 hereof. Any interest earned on the Initial Deposit and the Additional Deposit shall be in addition to, and not a credit against, the Purchase Price.

               (ii) At the Closing, Purchaser shall (A) pay to Seller (or as directed in writing by Seller) the balance of the Purchase Price, in the amount of Two Hundred Sixty-Two Million Five Hundred and Forty-Eight Thousand Dollars ($262,548,000), subject to any apportionments and adjustments for which provision is herein made, and (B) direct the Escrow Agent to deliver to Seller the Escrow Funds.

     1.3. Escrow Provisions. (a) Escrow Agent shall hold the Escrow Funds in escrow in an interest-bearing account (or as otherwise agreed in writing by Seller, Purchaser and Escrow Agent) in a New York Clearing House Bank or in a nationally recognized "money-market fund" until the Closing or sooner termination of this Agreement and shall pay over or apply the Escrow Funds in accordance with the further provisions of this Section 1.3. If Purchaser shall receive the interest earned on the Deposit, Purchaser shall pay all income taxes owed in connection therewith. The employer identification number of Purchaser is set forth on the signature page hereof. Escrow Agent shall not be liable to Purchaser or Seller for loss occasioned by any deposit of the Escrow Funds made in accordance with this Section 1.3.

          (b) At the Closing, the Escrow Funds shall be paid by Escrow Agent to Seller.

          (c) Subject to, and following in compliance with, the provisions of
Section 1.3(e) below, Escrow Agent shall deliver to Seller the Escrow Funds within ten (10) business days following Escrow Agent's receipt of Seller's written demand ("Seller's Demand") for the Escrow Funds stating that Purchaser has defaulted in the performance of Purchaser's obligation to purchase the Loan under this Agreement or that Seller is entitled to use the Escrow Funds to restore the Real Property as provided in Section 8.2(b) hereof (it being understood and agreed that (i) Seller shall have no obligation to restore the Real Property, and (ii) to the extent Seller uses all or any portion of the Escrow Funds to restore the Real Property, Purchaser shall promptly pay to Escrow Agent an amount equal to the Escrow Funds used to restore the Real Property.) Simultaneously with Seller's delivery of Seller's Demand to Escrow Agent, Seller shall deliver a copy of Seller's Demand to Purchaser.

          (d) Subject to, and following in compliance with, the provisions of
Section 1.3(e) hereof, Escrow Agent shall deliver to Purchaser the Escrow Funds within ten (10) business days following Escrow Agent's receipt of Purchaser's written demand ("Purchaser's Demand") therefor stating that (i) the Closing did not occur on the Scheduled Closing Date or on such later date to which the Closing shall have been adjourned, as a result of Seller's inability to transfer the Loan in accordance with the provisions of this Agreement, or (ii) Seller is otherwise in material breach under this Agreement. Simultaneously with Purchaser's delivery of Purchaser's Demand to Escrow Agent, Purchaser shall deliver a copy of Purchaser's Demand to Seller.

          (e) If Escrow Agent receives either Seller's Demand or Purchaser's Demand pursuant to and in accordance with Section 1.3 (c) or (d) hereof, as the case may be, then, in such event, prior to releasing the Escrow Funds, Escrow Agent shall deliver a copy of Seller's Demand or Purchaser's Demand, as the case may be, to the non-demanding party within five (5) business days after receipt thereof by Escrow Agent. If Escrow Agent shall have complied with the preceding sentence and shall not have received a written objection to the proposed payment before the tenth (10th) business day following the date of Seller's Demand or Purchaser's Demand, as the case may be, then, in such event, Escrow Agent is hereby authorized and directed to make the payment set forth in such demand. If Escrow Agent shall have received a written objection from either party before such payment, then, in such event, Escrow Agent shall continue to hold the Escrow Funds until otherwise directed by written instructions from both of the parties hereto or by a final judgment of a court of competent jurisdiction; provided, however, that Escrow Agent shall have the right, at any time, to deposit the Escrow Funds with any court of competent jurisdiction and thereby be relieved and discharged of any further obligations under this Agreement. Escrow Agent shall give written notice of any such deposit to Seller and Purchaser. Escrow Agent shall be entitled to rely upon the authenticity of any signature and/or the validity of any writing received by Escrow Agent pursuant to, or otherwise relating to, this Agreement.

          (f) The parties acknowledge and agree that (4) Escrow Agent is acting solely as a stakeholder at their request and for their convenience, (ii) Escrow Agent shall not be deemed to be the agent of either of the parties hereto (provided, however, that the parties hereto acknowledge and agree that (x) Purchaser, by its execution and delivery of this Agreement, has pledged to Seller the Escrow Funds as security for Purchaser's obligations hereunder, (y) Purchaser hereby grants to Seller a first priority lien on, and security interest in, the Escrow Funds, and (z) Escrow Agent shall be deemed to be Seller's agent for the purposes of such pledge and grant of security interest,
(iii) any conflict of interest that may exist because of the Escrow Agent's representation of Seller hereunder is hereby waived, and (iv) Escrow Agent shall not be liable to either of the parties hereto for any act or omission on its part as Escrow Agent. Seller and Purchaser, jointly and severally, shall indemnify, defend and hold harmless Escrow Agent from and against any and all losses, liabilities, costs, claims, damages or expenses (including, without limitation, reasonable attorneys' fees and costs) which may be incurred or suffered by Escrow Agent in connection with the performance of Escrow Agent's duties hereunder other than on account of Escrow Agent's own direct gross negligence or willful misconduct.


                                   ARTICLE II

                            CONDITIONS PRECEDENT TO
                            OBLIGATIONS OF PURCHASER

     2.1. Conditions Precedent for Purchaser's Obligations. The following are conditions precedent to Purchaser's obligation to purchase the Loan pursuant to the terms of this Agreement:

          (a) Subject to the terms of Section 5.2 hereof, on the Closing Date (as hereinafter defined), the representations, covenants and warranties of Seller set forth in Section 5.1 hereof shall be true, accurate and complete in all material respects as of the date hereof and as of the Closing Date as though repeated and made anew as of the Closing Date (except that the representation in Section 5.1(j) hereof, shall not be deemed repeated and made anew as of the Closing Date); provided, however, that (i) if any fact and/or information is the subject of or described in Purchaser's Preliminary Notice (as defined in Section 8.3 hereof), then, in such event, Seller shall not be deemed to be in breach (for any purpose under this Agreement) of its representations, covenants and warranties set forth in Section 5.1 hereof if any such fact and/or information would form the basis of such a breach, (ii) if any act or omission of the Borrower (or its direct or indirect partners or their respective affiliates) or condition with respect to the Borrower (or its direct or indirect partners or their respective affiliates), in either case not at the direction or consent of JPMIM or Seller, would result in any breach of any of the representations, covenants or warranties of Seller set forth in
Section 5.1 hereof when repeated and made anew as of the Closing Date, then, in such event, Seller shall not be deemed in breach (for any purpose under this Agreement) of its representations, covenants and warranties set forth in
Section 5.1 hereof, and/or (iii) if after the date of this Agreement Seller takes any action which is expressly permitted by the terms of this Agreement (other than a general provision to act in accordance with past practices) and such action would result in any breach of the representations, covenants or warranties of Seller set forth in Section 5.1 hereof when repeated and made a new as of the Closing Date, then, in such event, Seller shall not be deemed in breach (for any purpose under this Agreement) of such representations, covenants and warranties set forth in Section 5.1 hereof by reason of such action;

          (b) Seller shall have materially performed and observed all of its obligations under this Agreement; and

          (c) At the Closing, Seller shall execute and deliver, or cause to be executed and delivered, the documents and other agreements and instruments required to be delivered by or on behalf of Seller pursuant to the terms of this Agreement.

     2.2. Termination Option. For the purposes of this Agreement, the term "Termination Option" shall mean the termination of this Agreement by Purchaser pursuant to the terms of Section 6.2(f) hereof, Section 7.2, Section 8.3 or
Section 10.1 hereof, which Termination Option shall be exercised by the giving of a written notice of termination from Purchaser to Seller and Escrow Agent. Upon the exercise of the Termination Option by Purchaser, Purchaser shall be entitled to the Escrow Funds, subject to the provisions of Section 1.3 hereof and Section 8.2 hereof, and this Agreement shall be deemed terminated and of no further force or effect and neither party hereto shall have any further rights or obligations hereunder or thereunder, provided, however, that (i) the indemnities contained in Section 4.2, Section 8.2 and Section 11.2 hereof, and
(ii) the terms of the Confidentiality Agreement (as hereinafter defined), shall survive any such termination.

     2.3. Waiver of Conditions. The foregoing conditions are for the benefit only of Purchaser and Purchaser may, in its sole discretion, waive in writing any or all of such conditions and close under this Agreement without any abatement of, or credit against, the Purchase Price. In addition, any act or omission of Purchaser which causes a condition to the performance of Purchaser's obligations hereunder not to be fulfilled shall not constitute the non-fulfillment of such condition.

                                  ARTICLE III

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

     3.1. Conditions Precedent for Seller's Obligations. The following are conditions precedent to Seller's obligation to sell the Loan pursuant to the terms of this Agreement:

          (a) Purchaser shall have paid in full the Purchase Price and otherwise performed, in all but immaterial respects, all of its covenants and agreements contained herein which are required to be performed by it on or prior to the Closing;

          (b) On the Closing Date, the representations, covenants and warranties of Purchaser set forth in Section 4.1 hereof shall be true, accurate and complete in all material respects as of the date hereof and as of the Closing Date, as though repeated and made anew as of the Closing Date; and

          (c) At the Closing, Purchaser shall execute and deliver, or cause to be executed and delivered, the documents and other agreements and instruments required to be delivered by or on behalf of Purchaser pursuant to the terms of this Agreement.

     3.2. Waiver of Conditions. The foregoing conditions are for the benefit only of Seller and Seller may, in its sole discretion, waive in writing any or all of such conditions and close under this Agreement without any increase in the Purchase Price. In addition, any act or omission of Seller which causes a condition to the performance of Seller's obligations hereunder not to be fulfilled shall not constitute the non-fulfillment of such condition.


                                   ARTICLE IV

                          PURCHASER'S REPRESENTATIONS,
                            WARRANTIES AND COVENANTS

     4.1. Purchaser's Representations and Warranties. Purchaser represents, warrants, covenants and agrees with Seller as follows:

          (a) Purchaser is a limited partnership, duly organized, validly existing and in good standing under the laws of the state of Delaware.

          (b) Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and has duly executed and delivered this Agreement, and all of the obligations of Purchaser hereunder constitute, and, upon execution and delivery by Purchaser of the other documents and instruments to be executed and delivered by Purchaser pursuant hereto, all the obligations of Purchaser thereunder will constitute, legal, valid and binding obligations of Purchaser, enforceable against it in accordance with their respective terms.

          (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and the performance of or compliance by Purchaser with the terms and conditions of this Agreement will not (i) conflict with or violate any provisions of Purchaser's organizational documents, (ii) conflict with or violate or result in a breach of any of the provisions of, or constitute a default under, any agreement or instrument to which Purchaser is a party or by which it or any of its property is bound,
(iii) conflict with or violate any judgment, order, writ, injunction or decree binding on Purchaser or any of its property, or (iv) conflict with or violate any law, rule, regulation or ordinance applicable to Purchaser or any of its property.

          (d) No approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or regulatory body is required in connection with the execution and delivery by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby.

          (e) There is no litigation, claim or proceeding pending or, to Purchaser's knowledge, threatened in writing against Purchaser in any court or before any governmental agency or instrumentality that, if determined adversely to Purchaser, would materially and adversely affect the enforceability of this Agreement or any other document or instrument executed or to be executed in connection herewith or the ability of Purchaser to perform its obligations hereunder or consummate the transactions contemplated hereby.

          (f) Purchaser is solvent and has not filed, nor has there been filed against it, nor do grounds exist for the filing of, any voluntary or involuntary petition in bankruptcy or insolvency and no receiver or trustee or similar custodian has been appointed with respect to its property.

          (g) Purchaser (i) has available to it sufficient funds with which to pay the Purchase Price and to meet its other financial obligations to Seller under this Agreement, and (ii) is not in default under the terms of that certain Credit Agreement, dated as of July 23, 1998, among Purchaser, Reckson Morris Operating Partnership, L.P., the Institutions from time to time party to the Credit Agreement as Lenders and The Chase Manhattan Bank, as Arranger, Book Manager and Administrative Agent, UBS AG, New York Branch as Arranger, Book Manager and Syndication Agent, and PNC Bank, National Association as Documentation Agent. The obligations of Purchaser hereunder are not subject to any contingency for the benefit of Purchaser regarding the availability of financing (whether secured or unsecured) to provide funds to Purchaser to consummate the transactions contemplated hereby.

          (h) Purchaser is a sophisticated investor and has made its own decision to purchase the Loan in accordance with and subject to the terms and conditions of this Agreement. Purchaser has adequate information concerning the business and financial condition of the Borrower and the Real Property to make an informed decision regarding the purchase of the Loan and has independently and without reliance upon Seller, and based on such information as Purchaser has deemed appropriate, made its own analysis and decision to enter into this Agreement. Purchaser acknowledges that the consideration paid pursuant hereto for the purchase of the Loan may differ both in kind and amount from any payments or distributions which may ultimately be received with respect to the Loan. Purchaser acknowledges that the Loan may have limited or no liquidity and that it has the financial wherewithal to own the Loan for an indefinite period of time and that it is assuming and bearing the credit risk of full or partial loss of all amounts hereunder and all other credit risk which is inherent in the Loan, and all collectibility risks associated therewith. Purchaser represents and warrants that Purchaser has made its own independent evaluation and investigation of the business and financial condition of the Borrower (and its direct and indirect partners and their respective affiliates) and the organizational structure of the Borrower (and its direct and indirect partners and their respective affiliates) and acknowledges and agrees that Purchaser's satisfaction with such matters shall not constitute or be deemed to constitute a condition to Purchaser's obligations hereunder. Purchaser further acknowledges and agrees that if, at any time, the Borrower (or its direct or indirect partners or their respective affiliates) commences or institutes any case, proceeding or other action (i) seeking relief on the Borrower's behalf as debtor, or to adjudicate the Borrower a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to the Borrower or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for the Borrower or for all or any substantial part of its property (or any such case, proceeding or action referred to in clause (i) and/or clause (ii) is commenced or instituted against the Borrower), then, in any such event, such matter or fact shall not constitute or be deemed to constitute a condition to Purchaser's obligations hereunder.

          (i) As of the Closing Date, Purchaser shall have inspected the Loan Documents and the Real Property and, as a result of such inspection, shall be fully familiar with the Loan Documents and the Real Property, the present physical and financial condition of the Real Property, the present state of repair of the Real Property and title to the Real Property. Subject to the terms of this Agreement, at the Closing, Purchaser shall accept the Loan, the Loan Documents and the Real Property "AS IS", "WHERE IS" AND "WITH ALL FAULTS" on the Closing Date, without any reduction in the Purchase Price for any change in the physical or financial condition occurring from and after the date hereof. Purchaser acknowledges and agrees that (i) neither Seller's Partners (as hereinafter defined), J.P. Morgan Investment Management Inc. ("JPMIM"), Insignia/ESG, Inc. ("ESG"), NBB Real Estate, Inc. ("NBB") and their respective officers, directors, shareholders, direct or indirect partners, employees, agents, brokers, representatives and affiliates of any of the foregoing (collectively, the "Seller Parties") nor any other person (other than Seller as expressly set forth and limited herein) has made any representation, warranty or covenant, express or implied, with respect to Loan, the Borrower, the Loan Documents or the Real Property, the fitness, merchantability, suitability or adequacy of the Real Property for any particular purpose, any environmental condition at or with respect to the Real Property, the site or physical conditions applicable to or with respect to the Real Property, the zoning regulations or other governmental requirements applicable to or with respect to the Real Property, the Leases (as hereinafter defined), title to the Real Property or any other matters affecting the Loan or the use, occupancy, operation, ownership or condition of or with respect to the Real Property, and
(ii) neither the Seller Parties nor any other person will have, or be subject to, any liability to Purchaser or any other person resulting from the distribution to Purchaser, or Purchaser's use of, any information pertaining to the Loan which is not specifically set forth in this Agreement. Without limiting the generality of the foregoing, Purchaser further acknowledges and agrees that (x) Purchaser has reviewed and it is fully familiar with the current state of title of the Real Property and no representation, warranty, covenant or indemnity has been made with respect thereto, and (y), except as expressly set forth herein, no representation, warranty, covenant or indemnity has been made or will be given to Purchaser or any other person in respect of any environmental liability with respect to any dangerous, toxic or hazardous wastes, materials, pollutants or substances ("Hazardous Materials"), as such terms are defined in federal, state and/or local environmental laws and regulations, including, without limitation, the United States Comprehensive Environmental Response, Compensation and Liability Act 1980, as amended (collectively, "Environmental Laws"). Purchaser also acknowledges and agrees that in no event whatsoever shall any Seller Parties have any liability to Purchaser, or otherwise, with respect to Hazardous Materials affecting the Real Property or Environmental Laws. Purchaser also acknowledges that as of the Closing Date Purchaser shall have had sufficient opportunity to conduct such investigations of and with respect to the Loan as it has deemed necessary and advisable. Purchaser's representations set forth in this clause (i) shall survive the Closing.

          (j) Except as specifically set forth in this Agreement, Purchaser has not been induced by, and has not relied upon, any representations, warranty or statement made by any Seller Parties or any person representing any Seller Parties. Purchaser's representations set forth in this clause (j) shall survive the Closing.

          (k) For the purposes of this Agreement, the term "Seller's Partners" shall mean any partner in Seller or any partner in or shareholder of any such partner or any other direct or indirect partner or shareholder which is an owner of any direct or indirect legal or beneficial interest in the Seller or any affiliate of any of the foregoing, whether such person or entity is, was or shall be one of the Seller's Partners (and its or his successors and assigns), or whether such person is known, unknown, disclosed or undisclosed, or is, was or shall be a direct or indirect partner, former partner, employee, officer, director, attorney-in-fact or agent of Seller or any of Seller's Partners (and each of his or its successors and assigns), or who or which has, had or shall have a direct interest in Seller or any of Seller's Partners, in each case only to the extent relating to the transactions contemplated by the Loan Documents.

     4.2. Covenants of Purchaser. From and after the date hereof until the Closing, Purchaser shall (i) not take any action, grant any waiver or release, or expressly consent to or approve any action, with respect to the Loan, the Borrower or the Loan Documents or any of the other documents held by Seller in connection therewith or in connection with the Real Property which would have the effect of impairing or diminishing the value thereof or the validity, enforceability, perfection or priority of the liens of any Loan Document (it being understood and agreed that Purchaser shall indemnify, defend and hold harmless Seller and the Seller Parties from and against any and all Liabilities (as hereinafter defined) arising out of any breach by Purchaser of the terms of this Section 4.2(i), which indemnity, defense and hold harmless shall survive the Closing or earlier termination of this Agreement), (ii) deliver to Seller copies of all notices given or received by Purchaser in connection with the Real Property and/or the Loan, and (iii) be entitled to contact any contractor, subcontractor, materialman, architect, engineer or consultant providing services or otherwise performing work on the Real Property, provided that each and every such contact shall have been coordinated in advance with Seller's representative, Ray Quartararo.

                                   ARTICLE V

                           SELLER'S REPRESENTATIONS,
                            WARRANTIES AND COVENANTS

     5.1. Seller's Representations and Warranties. Except as set forth on Schedule "1" annexed hereto and made a part hereof, Seller, hereby represents, warrants, covenants and agrees with Purchaser as follows:

          (a) Seller is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) Seller has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and has duly executed and delivered this Agreement, and all of the obligations of Seller hereunder constitute, and, upon execution and delivery by Seller of the other documents and instruments to be executed and delivered by Seller pursuant hereto, all the obligations of Seller thereunder will constitute, legal, valid and binding obligations of Seller, enforceable against it in accordance with their respective terms.

          (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and the performance of or compliance by Seller with the terms and conditions of this Agreement will not (i) conflict with or violate any provisions of Seller's organizational documents, (ii) conflict with or violate or result in a breach of any of the provisions of, or constitute a default under, any agreement or instrument to which Seller is a party or by which it or any of its property is bound, (iii) conflict with or violate any judgment, order, writ, injunction or decree binding on Seller or any of its property, or (iv) conflict with or violate any law, rule, regulation or ordinance applicable to Seller or any of its property.

          (d) No approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or regulatory body is required in connection with the execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby.

          (e) There is no litigation, claim or proceeding pending or, to Seller's knowledge threatened in writing against Seller in any court or before any governmental agency or instrumentality that, if determined adversely to Seller, would materially and adversely affect the enforceability of this Agreement or any other document or instrument executed or to be executed in connection herewith or the ability of Seller to perform its obligations hereunder or consummate the transactions contemplated hereby.

          (f) Seller is solvent and has not filed, nor has there been filed against it, nor do grounds exist for the filing of, any voluntary or involuntary petition in bankruptcy or insolvency and no receiver or trustee or similar custodian has been appointed with respect to its property.

          (g) Seller heretofore has made available for Purchaser's inspection the Loan Documents and certain other documents and instruments executed and delivered from time to time in connection with the Loan as more particularly described on Exhibit "A-1" annexed hereto and made a part hereof (collectively, the "Ancillary Documents").

          (h) Seller has made available for Purchaser's inspection true, correct and complete copies of the Loan Documents and the Ancillary Documents. Except as set forth on Exhibit "A" and "A-1" and except as provided in the Loan Documents and/or the Ancillary Documents, the Loan Documents and the Ancillary Documents have not been amended, modified or otherwise changed in writing by Seller, and there are no other written documents, instruments or agreements material to the understanding of the current status of the Loan which (i) were signed by or on behalf of Seller, (ii) are binding on Seller, and (iii) affects the Borrower's rights and obligations under the Loan. Annexed hereto and made a part hereof as Exhibit "A-2" is a true, correct and complete copy of Seller's approval of the Approved Budget in effect as of the date hereof for 1999. The Mortgage has not been satisfied, or, to Seller's knowledge, subordinated in writing by Seller. Seller has not waived in writing any of its material rights under, or otherwise consented in writing to any material departure from, the terms of the Loan Documents or the Ancillary Documents.

          (i) Seller is the sole legal and beneficial owner of the Loan, free and clear of any lien, claim, security interest, option, equity or other charge or encumbrance of any nature whatsoever. Seller has not endorsed, granted, assigned, transferred or otherwise pledged, encumbered or set over the Note to any other person.

          (j) To Seller's knowledge, Seller has not received from Borrower written notice of any setoff, counterclaim, lender liability claim or defense, or any right of rescission with respect to the Loan. To Seller's knowledge, Seller has not received from Borrower written notice of any adverse claims asserted with respect to the enforceability or priority of the Loan Documents or the Ancillary Documents.

          (k) No claims have been made by Seller under its lender's title insurance policies listed on Exhibit "A-1" hereto (collectively, "Lender's Title Policy"). Seller is the owner of Lender's Title Policy. To Seller's knowledge, Seller has not received written notice of any defenses by any title insurer under Lender's Title Policy.

          (l) The outstanding principal amount under the Note as of the date hereof is $ 325,000,000 (the "Outstanding Principal Balance") and Outstanding Debt Service Shortfalls (as defined in the Note) as of April 30, 1999 was $88,214,754.06 (including the OID Amount). No Additional Interest (as defined in the Note) has been paid. The OID Amount (as defined in the Note) as of the date hereof is $26,764,990. Except for the accounts listed on Schedule "2" annexed hereto and made a part hereof (collectively, the "Cash Collateral Accounts") established pursuant to the Collateral Account Agreement listed on Exhibit "A" hereto, there are no escrows or other deposits held by Seller under the Loan Documents. The total balance in the Cash Collateral Accounts as of March 31, 1999 was approximately $14,725,000.

          (m) Annexed hereto and made a part hereof on Schedule "3" is a true, complete and correct copy of the Approved Budget in effect as of the date hereof for 1999.

          (n) To Seller's knowledge, annexed hereto and made a part hereof on Schedule "4" is a true, complete and correct list of all of the leases, together with all amendments, modifications and supplements thereto and guarantees thereof as of the date hereof (collectively and as amended, modified and supplemented, the "Leases") for space at the Real Property (other than subtenancies, if any, under the Leases) and true, correct and complete copies of the Leases have been made available to Purchaser. To Seller's knowledge, Schedule "4" annexed hereto and made a part hereof is a true, correct and complete list of the security deposits held by the Borrower with respect to the Leases, and the bank(s) and account number(s) where such security deposits are maintained.

          (o) To Seller's knowledge, all of the Leases are in full force and effect (although Purchaser acknowledges and understands that certain Leases have not commenced) and none of the Leases has been further modified, amended or supplemented.

          (p) To Seller's knowledge, (i) there are no pending summary proceedings for the eviction of any tenant, (ii) there are no pending proceedings or pending written claims by any tenant for offsets against rent or additional rent or for damages or other redress, and (iii) no tenant has delivered written notice to the Borrower, JPMIM or ESG for which such tenant is currently disputing the amount of additional rent or escalation payments due pursuant to such tenant's Lease.

          (q) To Seller's knowledge, neither the Borrower, ESG nor JPMIM has received written notice from any tenant claiming that the Borrower is in default of any of its obligations under any Lease, which default has not been cured.

          (r) To Seller's knowledge, (i) neither JPMIM, ESG nor the Borrower has sent any written notice to any tenant claiming that such tenant is in default, which default remains uncured, and (ii) except as set forth on Schedule "4" hereto, no tenant is (x) in default of the payment of monthly base rent, or (y) otherwise in material breach of a material term of its Lease to such an extent that a prudent landlord of a first class building similar to the Real Property would seek to terminate such Lease as a result of such material breach.

          (s) To Seller's knowledge, except as set forth on Schedule "4" hereto, there are no delinquencies in any rental payments due under any of the Leases.

          (t) To Seller's knowledge, Schedule "4" hereto includes a list of all brokerage commissions, finder's fees or real estate agent's fees applicable to the "Debevoise Lease", the "Schulte Lease", the "BNP Lease", the "Kramer Lease" and the "Draft Worldwide Lease" (as such Leases are defined in Schedule "4" hereto). To Seller's knowledge, Schedule "4" hereto includes a true, correct and complete list of all brokerage agreements regarding the payment of brokerage commissions, finder's fees or agent's fees applicable to the Leases for which payment has not been made, and true, correct and complete copies of such brokerage agreements have been made available to Purchaser.

          (u) Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code, as amended.

          (v) To Seller's knowledge, neither Seller nor the Borrower has received notice of any condemnation or eminent domain proceeding pending or threatened, in writing, against the Real Property or any part thereof.

          (w) To Seller's knowledge, (i) Schedule "5" annexed hereto and made a part hereof is a true, correct and complete list of all material service, utility and maintenance contracts, together with all amendments, modifications and supplements thereto (collectively and as amended, modified and supplemented, the "Service Agreements"), and all construction contracts and architect's and engineer's agreements (together with all amendments, modifications and supplements thereto) relating to work being performed by the Borrower at the Real Property (collectively and as amended, modified and supplemented, the "Construction Agreements"), (ii) the Service Agreements and the Construction Agreements are in full force and effect, without material default by (or notice of material default to) any party, and (iii) true, correct and complete copies of the Service Agreements and the Construction Agreements have been made available to Purchaser. Schedule "5" hereto sets forth, to Seller's knowledge, the percentage of completion of work under the Construction Contracts, amounts paid and balance due thereunder and any retainages with respect thereto, all as of the date hereof.

          (x) To Seller's knowledge, Seller has provided to Purchaser a copy of all environmental reports with respect to the Real Property which are in the possession or control of Seller (collectively, the "Environmental Reports"), excluding, however, those Environmental Reports restricted by confidentiality arrangements (and Seller shall notify Purchaser of the date and company which prepared any such reports as long as such information is not confidential). (Purchaser acknowledges and agrees that Purchaser, its affiliates, agents, employees, representatives, contractors and/or its consultants shall not use or rely on the Environmental Reports except as expressly permitted therein). To Seller's knowledge, except as set forth in the Environmental Reports neither Seller, JPMIM nor ESG has received any written notice from any governmental or quasi-governmental authority of any material violation or liability against the Real Property under Environmental Laws.

          (y) To Seller's knowledge, Schedule "8" annexed hereto and made a part hereof sets forth all insurance policies maintained by the Borrower for the benefit of Seller covering the Real Property, the limits of coverage, deductible amounts and expiration dates of such policies, and such insurance policies are in full force and effect.

          (z) To Seller's knowledge, except as set forth in the Loan Documents or the Ancillary Documents, neither Seller, JPMIM nor ESG has made any written arrangements on behalf of Seller with the Borrower or any person listed on Schedule "9" annexed hereto and made a part hereof (the "Borrower Affiliates") to pay the Borrower or any Borrower Affiliates any fees, commissions or other sums, which have not been paid .

          (aa) To Seller's knowledge, (i) a true, correct and complete copy of the Rosman Ground Lease (as defined in Schedule "10" annexed hereto and made a part hereof) has been made available to Purchaser, (ii) the Rosman Ground Lease is in full force and effect, and (iii) no written notice has been sent to Seller or the Borrower claiming that the Borrower is in default under the Rosman Ground Lease, which default remains uncured. Seller shall request that the landlord under the Rosman Ground Lease execute an estoppel certificate in the form required under the Rosman Ground Lease (a "Rosman Estoppel"), it being understood and agreed that (A) Seller shall use reasonable efforts to obtain the Rosman Estoppel (provided, however, that Seller shall have no obligation to commence any action or proceeding or to expend any amounts (other than de minimis amounts) to obtain a Rosman Estoppel), (B) the execution and/or delivery of a Rosman Estoppel shall not be a condition to the Closing, (C) if as of the Closing Date, Seller is unable to obtain a Rosman Estoppel, dated within 37 days of the Scheduled Closing Date, as adjourned by Seller, which is not inconsistent, in any material respect, with the representations and warranties set forth in subclauses (i) (ii) and (iii) of this clause (aa) (a "Qualified Rosman Estoppel"), then, in such event, (x) Seller shall have the right, at its option, to adjourn the Closing for up to 45 days in the aggregate (within the 45-day period referred to in section 6.2(f) below) to obtain a Rosman Estoppel, and (y) if Seller has not obtained a Qualified Rosman Estoppel prior to the Closing, as may be adjourned, Purchaser and Seller shall consummate the transaction contemplated hereby subject to and in accordance with the terms of this Agreement, including, without limitation Seller's obligation to make the delivery in Section 6.2(o) hereof; provided, however, that if and so long as after the Closing Date (I) Purchaser is using reasonable commercial efforts to obtain a Qualified Rosman Estoppel, and (II) Purchaser has expended $250,000 of its own funds to obtain a Qualified Rosman Estoppel, then, in such event, Purchaser shall have the right, from time to time until the first anniversary of the Closing Date, by written notice to Seller and Escrow Agent, to make a claim against the Closing Escrow Fund for up to $500,000 (the "Rosman Estoppel Amount") in the aggregate to fund the cost of obtaining a Qualified Rosman Estoppel; provided, further, that Purchaser shall have no further claim for any portion of the Rosman Estoppel Amount if Purchaser (or its Affiliate) obtains a Qualified Rosman Estoppel or obtains non-recourse financing secured by either its interest in the Loan or the Real Property and if, on such first anniversary, Purchaser shall not have obtained a Qualified Rosman Estoppel and is continuing to use reasonable commercial efforts to obtain a Qualified Rosman Estoppel, then the remaining Rosman Estoppel Amount shall be released from the Closing Escrow Fund to Purchaser, otherwise the remaining Rosman Estoppel Amount shall be released in accordance with the terms of Section 5.4 hereof.

          (bb) To Seller's knowledge, (i) Takeshi Saeki is the owner of the Share (as hereinafter defined) by assignment from Akira Osawa, and (ii) annexed hereto and made a part hereof as Exhibit "H-2" is a true, correct and complete copy of (x) the Certificate of Amendment of the Certificate of Incorporation of 919T Corp. relating to the Share, (y) the Subscription Agreement relating to the Share executed by Akira Osawa, and (z) the By-Laws of 919T Corp. as in effect on September 21, 1993, and to Seller's knowledge, such Subscription Agreement and By-Laws have not been amended, modified or supplemented in any material respect.

     As used in this Agreement, the words "Seller's knowledge" or words of similar import shall be deemed to mean, and shall be limited to, the actual (as distinguished from implied, imputed or constructive) knowledge of Donald Rederscheid or Kazuyuki Nishiura, individuals who have been charged with management responsibility for Seller with respect to the Loan, the Loan Documents and the Real Property without such person having any obligation to make an independent inquiry or investigation, it being understood and agreed that neither individual shall have any liability or obligation hereunder whatsoever.

     5.2. Breaches of Representations and Warranties. Notwithstanding anything contained herein to the contrary, if the Closing occurs, any claim that Purchaser may have that there has been a breach of any representation or warranty contained herein shall be deemed forever waived by Purchaser (and shall be deemed waived for the purposes of Section 2.1(a) hereof and Section
5.4 hereof) if such breach is known to Purchaser on or before the Closing and an allegation of such breach is not given to Seller in writing on or prior to the Closing Date. For purposes of this Agreement, a breach shall be "known" to Purchaser only if Richard Conniff, Todd Rechler, Gregg Rechler, Jason Barnett, Tod Waterman (collectively, the "Knowledge Persons" and individually, a "Knowledge Person") shall have (x) actual knowledge of such breach, and/or (y) actual knowledge of any information which is the basis of such breach; it being understood and agreed that supplementing the foregoing, each of Knowledge Person shall be deemed to have actual knowledge of (A) all of the documents, instruments, agreements or other materials set forth on Schedule "10" hereto (collectively and, subject to the terms of Section 11.20 hereof, as the same may be amended, modified or supplemented from time to time prior to the Closing, the "Review Materials" and all information contained therein) to the extent held as contemplated by the terms of Section 11.20 hereof, and (B) all written reports or other written materials prepared by Fried, Frank, Harris, Shriver & Jacobson LLP or Ernst & Young LLP and furnished to Purchaser or its affiliates relating to the Loan, the Real Property and/or the transactions contemplated hereby, and all information contained therein. The parties hereto acknowledge and agree that no Knowledge Person shall have any liability hereunder whatsoever.

     5.3. Covenants of Seller as to the Real Property and Loan. (a) Except as set forth on Schedule "6" annexed hereto and made a part hereof (which sets forth actions Seller shall be entitled to take notwithstanding any limitations set forth in this Agreement) or as may be expressly permitted hereby, so long as Purchaser is not in default of any of the terms, covenants or conditions on Purchaser's part to be observed or performed, Seller shall not, at any time after the date hereof and prior to the Closing, without Purchaser's prior written consent, which consent, in the case of clauses (i), (iii), (iv), (vi) and (viii) below, shall not be unreasonably withheld, delayed or conditioned,
(i) consent to the Borrower entering into any new service contracts which cannot be cancelled, without cost to the Borrower (other than de minimis amounts) on not more than thirty (30) days notice or construction agreements,
(ii) release the Borrower or any portion of the Real Property from the lien of the Mortgage, (iii) consent to the Borrower amending, modifying, terminating or supplementing any Lease, (iv) consent to the Borrower amending, modifying or supplementing any Service Agreement or Construction Agreement in any material respect, (v) forgive, waive, reduce or compromise any of the indebtedness evidenced or secured by the Loan Documents, nor grant any waiver with respect to any obligation thereunder or under the Ancillary Documents, (vi) modify, amend or supplement the Approved Budget, (vii) terminate, cancel, modify, amend, rescind or supplement the Loan Documents or the Ancillary Documents, or
(viii) consent to the Borrower entering into any new lease of any portion of the Real Property; provided, however, that notwithstanding the foregoing to the contrary, Seller's covenants set forth in Section 5.3 hereof shall terminate and shall be of no further force or effect as of the Covenant Termination Date (as hereinafter defined), but following the Covenant Termination Date, Seller shall continue to service and deal with the Loan, the Real Property and the Borrower in accordance with the Approved Budget and otherwise in a reasonably prudent manner in accordance with past practices, it being understood and agreed that supplementing the foregoing proviso, following the Covenant Termination Date and prior to the Closing, Seller (or JPMIM on Seller's or the Borrower's behalf) shall have the right (but not the obligation) to take any action (including, without limitation, make any expenditure or modify the Approved Budget) or refrain from taking any action in the case of an emergency or which, in Seller's reasonable judgment, either would increase the value of the Loan and/or the Real Property. For the purposes of this Agreement, the term "Covenant Termination Date" shall be (I) with respect to the covenants in clauses (i), (iii), (iv), (vi) and (viii) above, 60 days, and (II) with respect to the covenants in clauses (ii), (v) and (vii) above, 120 days, in either case, following the later to occur of (x) the Scheduled Closing Date (as hereinafter defined), or (y) such later date as Seller shall have adjourned the Closing pursuant to the terms of this Agreement.

          (b) Between the date hereof and the Closing Date, so long as Purchaser is not in default of any of the terms, covenants or conditions on Purchaser's part to be observed or performed, Seller shall promptly deliver to Purchaser copies of all material notices given or received by Seller with respect to the Loan and the Real Property, including, without limitation, any notice from the Borrower (and Seller shall request, within two (2) business days following the date hereof, that JPMIM and ESG forward to Seller any such notices received by them).

          (c) Subject to the terms of Section 5.3(a) hereof, between the date hereof and the Closing Date, Seller shall continue to service and deal with the Loan and the Borrower in accordance with the Approved Budget and otherwise in accordance with its prior practices.

          (d) Seller represents to Purchaser that Seller has been advised by JPMIM and ESG that each such party shall be available to be retained by Purchaser in their respective capacities as asset manager and managing and leasing agent for a period of at least thirty days following the Closing, subject to the reasonable negotiation of market terms for providing such services.

          (e) Seller shall request that the Borrower execute and deliver on or before the Closing an estoppel certificate in the form annexed hereto and made a part hereof as Exhibit "B", it being understood and agreed that the execution and delivery by Borrower of an estoppel certificate shall not constitute or be deemed to constitute a condition to Purchaser's obligations hereunder.

          (f) Without limiting the generality of the foregoing, until the Closing, Seller shall cause the insurance policies and the insurance coverages set forth on Schedule "8" hereto (or policies and coverages substantially similar thereto) to remain in full force and effect.

     5.4. Survival of Representations and Warranties; Holdback. The representations, warranties and covenants of Seller set forth in Section 5.1 hereof shall not merge into any instrument of assignment or transfer delivered at the Closing, and shall survive the Closing for a period of one (1) year (the "Survival Expiration Date"); provided, however, that notwithstanding anything contained herein to the contrary, (a) any allegation of a breach of any representation, warranty or covenant shall be subject to and limited by the terms of Section 5.2 hereof, (b) subject to and limited by the terms of this
Section 5.4 and Section 5.2 hereof, Purchaser shall not be entitled to obtain any recovery on account of any breach of any representation, warranty or covenant until the aggregate losses (excluding consequential damages but including any net diminution in the value of the Loan (or, after Closing, the Real Property if Purchaser or its Affiliate (as hereinafter defined) acquires the Real Property)) incurred by Purchaser on account of all breaches of representations and warranties by Seller under Section 5.1 hereof exceeds an amount (the "Representations Threshold Amount") equal to Two Hundred and Fifty Thousand Dollars ($250,000), less any amounts expended by Purchaser from its own funds pursuant to the terms of clause (II) in Section 5.1(aa) hereof, and
(c) subject to and limited by the terms of Section 5.4 and Section 5.2 hereof, Seller's liability at any time with respect to any breach of any representation or warranty shall be limited to the amount of the Closing Escrow Fund (as hereinafter defined) then being held by Escrow Agent. At the Closing, a portion of the Purchase Price, in the amount of Ten Million Dollars ($10,000,000), shall be retained by the Escrow Agent (as such amount may be reduced from time to time, the "Closing Escrow Fund"), to be held by Escrow Agent in escrow subject to and in accordance with the terms of this Section 5.4 and subject to the terms of Section 1.3(f) hereof. Escrow Agent shall hold the Closing Escrow Fund in an interest-bearing account (or as otherwise agreed in writing by Seller, Purchaser and Escrow Agent) in a New York Clearing House Bank or in a nationally recognized "money-market fund." If prior to the sixth (6th) month anniversary of the Closing Date, Purchaser has not given to Seller and Escrow Agent written notice of losses (excluding consequential damages but including any net diminution in the value of the Loan (or, after the Closing, the Real Property if Purchaser or its Affiliate acquires the Real Property)) incurred by Purchaser in excess of the Representations Threshold Amount on account of breaches by Seller of representations and warranties under Section 5.1 hereof or any of the other covenants and agreements of Seller under this Agreement which survive the Closing, then, in such event, on the sixth (6th) month anniversary of the Closing Date, Escrow Agent shall pay to Seller (without any notice to Purchaser being required) the amount of Five Million Dollars ($5,000,000). If prior to the Survival Expiration Date, Purchaser has not given to Seller and Escrow Agent written notice of losses (excluding consequential damages but including any net diminution in value of the Loan (or, after Closing, the Real Property if Purchaser (or its Affiliate acquires the Real Property)) incurred by Purchaser in excess of the Representations Threshold Amount on account of breaches by Seller of representations and warranties under
Section 5.1 hereof or any of the other covenants and agreements of Seller under this Agreement which survive the Closing, then, in such event, on the Survival Expiration Date, Escrow Agent shall pay to Seller (without any notice to Purchaser being required) the balance of the Closing Escrow Fund. If at any time prior to the Survival Expiration Date, (a) Purchaser has given to Seller and Escrow Agent written notice (which notice Escrow Agent shall confirm receipt of by written notice to Purchaser given within three (3) business days of receipt) of losses (excluding consequential damages but including any net diminution in the value of the Loan (or, after Closing, the Real Property if Purchaser or its Affiliate acquires the Real Property) incurred by Purchaser in excess of the Representations Threshold Amount on account of breaches by Seller of representations and warranties under Section 5.1 hereof or any of the other covenants and agreements of Seller under this Agreement which survive the Closing (which notice from Purchaser shall include in reasonable detail the basis for Purchaser's allegation and the calculation of Purchaser's losses), and (b) within thirty-days after such notice, Purchaser shall have commenced an action in a court of competent jurisdiction asserting a claim under this
Section 5.4, then, in such event, (x) if the Representations Threshold Amount has been exceeded, with respect to each such claim by Purchaser, Escrow Agent shall retain an amount (the "Escrow Retention Amount") equal to 120% of the lesser of (A) the amount set forth in Purchaser's notice, or (B) the amount of Purchaser's claim in Purchaser's action described in clause (b) of this sentence, until the receipt of joint written instructions from Seller and Purchaser directing the release of the Escrow Retention Amount or Escrow Agent is otherwise directed by a court of competent jurisdiction to release the Escrow Retention Amount, and (y) Escrow Agent shall pay to Seller the remaining Closing Escrow Fund in excess of the Escrow Retention Amount in accordance with, and at the times set forth in, the immediately preceding sentences as if Purchaser had not given to Seller and Escrow Agent any written notice under this Section 5.4 (without any notice to Purchaser being required). Escrow Agent shall have the right, at any time, to deposit all or any portion of the Closing Escrow Fund with a court of competent jurisdiction and thereby be relieved and discharged of any further obligations under this Section 5.4. Escrow Agent shall give written notice of any such deposit to Purchaser and Seller. The provisions of this Section 5.4 shall survive the Closing. For the purposes of this Section 5.4, the term "net diminution in value in the Loan" (or, after Closing, the Real Property if Purchaser or its Affiliate acquires the Real Property) shall be based on the facts and information known to Purchaser (as defined in Section 5.2 hereof) as of the Closing compared with the actual facts and information which result in the breach. For the purposes of the foregoing, Seller and Purchaser acknowledge and agree that there is no need to determine the actual value of the Loan (or the Real Property, as the case may be) as of any point in time, but only the net reduction, if any, in value. The Purchaser and Seller acknowledge and agree that the Closing Escrow Fund may be also used for the breach of any covenants of Seller which survive the Closing, or the purposes set forth in Section 5.1(aa), in each case, without regard to the Representations Threshold Amount.


                                   ARTICLE VI

                      CLOSING; EXPENSES AND APPORTIONMENTS

     6.1. Place of Closing. (a) The consummation of the sale and purchase contemplated in this Agreement (the "Closing") shall take place at the offices of Gibson, Dunn & Crutcher LLP 200 Park Avenue, New York, New York 10166 at 10:00 A.M. on the tenth (10th) business day following the Due Diligence Expiration Date (as hereinafter defined), (the "Scheduled Closing Date", the date the Closing actually occurs being the "Closing Date").

          (b) Subject to Seller's right to adjourn the Closing set forth in this Agreement, each party hereto shall have the one-time right, upon written notice to the other no later than two (2) business days prior to the Scheduled Closing Date, to adjourn the Scheduled Closing Date for up to seven (7) days in the aggregate.

     6.2. Items to Be Executed or Delivered by Seller. At the Closing, Seller shall execute, acknowledge (where appropriate) and deliver, or cause to be executed, acknowledged (where appropriate) and delivered, the following:

          (a) The Assignment and Assumption of Mortgage and section 275 Affidavit in the form of Exhibit "C" annexed hereto and made a part hereof.

          (b) The original executed Note endorsed to Purchaser with the form of endorsement set forth on Exhibit "D" annexed hereto and made a part hereof (at the Closing, the Note also shall be registered in accordance with the terms of Paragraph 17(q) of the Note); together with all original notes listed on Exhibit "D-1" annexed hereto and made a part hereof.

          (c) The Assignment and Assumption of Collateral Agreements in the form of Exhibit "E" annexed hereto and made a part hereof.

          (d) UCC-3 Financing Statements with respect to each UCC-1 Financing Statements listed on Exhibit "A" hereto.

          (e) An updated title report showing any title matters since the date of Lender's Title Policy (it being understood and agreed that Purchaser's satisfaction with such title report shall not constitute or be deemed to constitute a condition to Purchaser's obligations hereunder).

          (f) Promptly after the date hereof, Seller shall deliver to tenants and Seller shall use its reasonable efforts to obtain an executed tenant estoppel letter (a "Tenant Estoppel") from each of the tenants under the Leases in the form which has been separately approved in writing by the parties hereto; provided, however, that Seller shall have no obligation to bring any action or proceeding or to incur any costs or expenses, other than de minimis amounts, in connection therewith. Each Tenant Estoppel shall be dated within thirty-seven (37) days of the Scheduled Closing Date, as adjourned by Seller. Notwithstanding the foregoing to the contrary, Seller's obligation to deliver Tenant Estoppels shall not be a condition to Closing hereunder and Seller's failure to deliver any Tenant Estoppels shall not diminish or otherwise affect Purchaser's obligations hereunder, except that Seller's obligation to obtain Tenant Estoppels from the tenants listed on Exhibit "F" annexed hereto and made a part hereof shall be a condition to Purchaser's obligations hereunder; provided, however, that in the event that Seller is unable to obtain such Tenant Estoppels, then, in such event, Seller shall have the right, at its sole option, to adjourn the Closing for up to 45 days in the aggregate (without duplication of the 45 day period referred to in Section 5.11(aa)) to obtain such Tenant Estoppels. If the Seller shall have failed to obtain the required Tenant Estoppels which are a condition to the Closing hereunder at or prior to Closing (as the same may be adjourned by Seller hereunder), then, in such event, Purchaser, in its sole discretion, shall have the right, exercised no later than the Scheduled Closing Date (as the same may be adjourned by Seller or Purchaser as permitted hereunder), either to (i) waive such condition with respect to Tenant Estoppels, accept the Loan and consummate the Closing without abatement of, or credit against, the Purchase Price and without liability on the part of Seller, or (ii) exercise the Termination Option. To the extent that (i) any Tenant Estoppel obtained from a tenant contains information which has been represented by Seller in Seller's representations in Section 5.1 hereof and such Tenant Estoppel is contrary to, in any material respects, such representations, then, in such event, Seller shall be deemed to have breached such representations but Seller shall be deemed to have satisfied all of the conditions with respect to such Tenant Estoppel set forth in this Section 6.2(f) notwithstanding such disagreement, or (ii) any Tenant Estoppel obtained from the tenant does not contain information described in the preceding subclause (i) and otherwise disagrees with any information set forth in such Tenant Estoppel in the form sent to such tenant (or otherwise sets forth additional information) Seller shall be deemed to have satisfied all of the conditions with respect to such Tenant Estoppel as set forth in this section 6.2(f) notwithstanding such facts or information.

          (g) A closing statement reflecting all of the financial aspects of the transaction (the "Closing Statement") initialed by Seller.

          (h) A non-foreign status affidavit in the form annexed hereto and made a part hereof as Exhibit "G".

          (i) The Assignment and Assumption of Share in the form of Exhibit "H" annexed hereto and made a part hereof with respect to the share (the "Share") of 919T Corp. held by Takeshi Saeki, together with (A) the original Share, and (B) an executed stock power in the form of Exhibit "H-1" hereto.

          (j) Any and all documents and/or instruments reasonably necessary to change (i) the name of any Cash Collateral Account from the name of Seller to Purchaser, and (ii) the signatures of any Cash Collateral Account.

          (k) An original of each Loan Document to the extent in Seller's possession.

          (l) A copy of each Lease (together with a copy of such information related to the Leases which is reasonably necessary for an owner of the Real Property to administer the Leases) to the extent in Seller's possession.

          (m) A certificate, dated as of the Closing Date, stating that the representations and warranties of Seller set forth in Section 5.1 hereof are true and correct in all material respects as of the Closing Date (with appropriate modifications of such representations and warranties to reflect any changes therein, including, without limitation, any changes resulting from actions under Section 5.3 hereof) or identifying any representation or warranty which is not, or no longer is, true and correct in all material respects.

          (n) Either (i) an opinion of Seller's outside counsel as to due authorization, execution and delivery in customary form and subject to customary exceptions, assumptions and qualifications, or (ii) if Purchaser's counsel and Seller's counsel are unable to agree on the form of the opinion referred to in clause (i) of this sentence, then, in such event, (I) a certificate ("Seller's Authority Certificate") from Seller, executed by the general partner in Seller and the limited partners in Seller owning more than a majority-in-interest in Seller, consenting, without condition, to the transactions contemplated by this Agreement, together with (x) a certified copy of Seller's existing agreement of limited partnership, which agreement of limited partnership shall be in such a form that the consents, as provided herein, are sufficient to authorize Seller to enter into the transactions contemplated by this Agreement and consummate the transactions contemplated by this Agreement, and (y) a legal opinion from Japanese counsel (or counsel from such other jurisdiction which the limited partners are organized under, if not Japan) as to due authorization, execution and delivery of Seller's Authority Certificate by any limited partners in customary form and subject to customary exceptions, assumptions and qualifications; and (II) a Secretary's Certificate from an officer of the general partner in Seller certifying to the adoption and non-revocation of resolutions duly authorizing the transactions contemplated by this Agreement, together with a certified copy of the general partner's certificate of incorporation and bylaws and an incumbency certificate for the natural person signing on behalf of the general partner.

          (o) If Seller is unable to obtain a Qualified Rosman Estoppel as provided in Section 5.1(aa) hereof, then, in such event, the letter in the form annexed hereto and made a part hereof as Schedule "12".

          (p) All other instruments and documents which may be reasonably required to effect the transaction contemplated by this Agreement and within Seller's control, provided that such instruments or documents may be delivered without additional cost or liability to Seller (other than de minimis amounts).

     6.3. Items to Be Delivered or Executed by Purchaser. At the Closing, Purchaser shall:

          (a) Pay to Seller the Purchase Price, subject to the apportionments and adjustments set forth herein, in the manner set forth in Section 1.2 hereof.

          (b) Execute, acknowledge (where appropriate) and deliver, or cause to be executed, acknowledged (where appropriate) and delivered, the following:

               (i) The Assignment and Assumption of Mortgage in the form of Exhibit "D" hereto.

               (ii) The Assignment and Assumption of Collateral Agreement in the form of Exhibit "E" hereto.

               (iii) The Assignment and Assumption of Share in the form of Exhibit "H" hereto.

               (iv) Any and all documents and/or instruments reasonably necessary to change (A) the name of any Cash Collateral Account from the name of Seller to Purchaser, and (B) the signatures of any Cash Collateral Account.

               (v) The Closing Statement initialed by Purchaser.

               (vi) All other instruments and documents which may be reasonably requested to effect the transaction contemplated by this Agreement and within Purchaser's control, provided that such instruments or documents may be delivered without additional cost or liability to Purchaser (other than de minimis amounts).

          (c) An opinion of Purchaser's outside counsel as to due authorization, execution and delivery in customary form and subject to customary exceptions, assumptions and qualifications.

     6.4. Taxes; Title Expenses. (a) Any transfer, documentary, stamp, gains and similar taxes and any filing fees (collectively, "Taxes") imposed in connection with the transfer of the Loan or recording any document or instrument contemplated hereby shall be paid by Purchaser, and all reports, returns and related materials required to be submitted in connection therewith shall be submitted by Seller at or prior to the Closing and evidence of the same shall be submitted to Purchaser at the Closing.

          (b) All premiums and fees or other costs for title examination and title insurance or associated with any update of or endorsement to the Lender's Title Policies, or any other report, study, survey or diligence research obtained by Purchaser, if any, and all related charges in connection therewith shall be paid by Purchaser.

     6.5. Apportionments. (a) At the Closing, Purchaser shall pay to Seller an amount (the "Collateral Account Closing Amount"), equal to all of the funds in the Cash Collateral Account as of the Closing Date (as set forth on account statements for such accounts as of the Closing Date), which amount shall not exceed $18,000,000, it being understood and agreed that (i) there shall be no prorations with respect to the Collateral Account Closing Amount, and (ii) all credits and debits determined as a result of any apportionments and adjustments under this Agreement shall only be to or against the Purchase Price.

          (b) To the extent that on or before the Closing Date, Seller has not paid or caused to be paid by the Borrower (or any other person) the amounts set forth on Schedule "7" annexed hereto and made a part hereof on account of capital expenditures, leasing expenses and commissions and tenant improvement work related to the Real Property for which Schedule "7" hereto states Seller is responsible, Purchaser shall receive a credit against the Purchase Price. The failure to make or caused to be made the payments described in the immediately preceding sentence shall not be deemed to result in a "net diminution in value of the Loan" for purposes of Section 8.3 hereof (because Purchaser shall receive a credit against the Purchase Price for such unpaid item as set forth in the preceding sentence), except to the extent the delay in payment as opposed to the non-payment itself has resulted in a "net diminution in value of the Loan" for the purposes of Section 8.3. Nothing contained in the preceding sentence shall be construed to affect a "net diminution in value of the Loan" for the purposes of Section 8.3 arising out of the status of the work paid or caused to be paid by Seller or credited to Purchaser as set forth in this Section 6.5(b). With respect to the items of capital expenditures, leasing expenses and commissions, tenant improvement work related to the Real Property described on Schedule "7" hereto, Seller shall not have any further requirements to make any payments. Nothing in this clause (b) shall be in derogation of Purchaser's rights with respect to breaches of representations set forth in Section 5.1 hereof (after taking into account the apportionments made or to be made under this Section 6.5(b)).

          (c) All operating expenses with respect to the Real Property will be apportioned between the parties on and as of the Closing Date based upon documentary evidence of payments made or due for such operating expenses.

          (d) (i) Except as set forth in clause (ii) below, minimum rent, additional rent, expense escalations and other adjustments and charges under, or in respect of, the Leases shall be apportioned as of the Closing Date as, when and to the extent actually collected.

               (ii) If, as of the Closing Date, any tenant or occupant of the Real Property shall be in arrears in the payment of minimum or additional rent, expense escalations or other adjustments, then, in such event payments received from such tenants or occupants after the Closing shall be paid and applied in the following order of priority:
          (I) first, apportioned between Purchaser and Seller on account of the month in which the Closing occurred; (II) second, to Seller on account of the month preceding the Closing; (III) third, to Purchaser on account of any month or months following the Closing; and (IV) fourth, to Seller on account of any month or months preceding the month in which the Closing occurred;

               (iii) After the Closing, Purchaser shall (I) use its reasonable efforts to collect, on behalf of Seller, all accrued minimum and additional rent, expense escalations, tax and other adjustments, and other charges in which Seller has an interest which have not been collected prior thereto, and (II) subject to clause (ii) above, deliver to Seller all such amounts collected (less any reasonable expenses incurred by Purchaser in collecting such amounts), together with a reasonably detailed accounting of the amounts paid by tenants and the amounts due to Seller from Purchaser. Notwithstanding the foregoing to the contrary (x) Purchaser shall have no obligation to commence (and Seller shall not commence) any action or proceeding to collect any arrearages which may be due Seller, and (y) Purchaser's obligations under clause (I) shall expire on the first anniversary of the Closing Date with respect to arrearages of minimum rent, and shall expire on the first anniversary of the date after the Closing Date on which arrearages of additional rent, expense escalations, tax or other adjustments are determined.

               (iv) (A) If, prior to the Closing, Seller shall receive any installments of additional rent, expense escalations, tax or other adjustments from any tenant attributable to periods after the Closing Date, then, Purchaser shall receive a credit against the Purchase Price in the amount of such installments. In addition, to the extent that tenants' additional rent, expense escalations, tax or other adjustments for the period prior to the Closing have been paid by tenants based on estimates, Seller shall promptly refund to the applicable tenant any overpayments of additional rent, expense escalations, tax or other adjustments which is determined to be owed to such tenant subsequent to the Closing, it being understood and agreed that if Seller shall fail to promptly pay any amount determined to be so owed, then, in such event, upon written notice to Seller, Purchaser may pay such amounts directly to the applicable tenant and obtain reimbursement therefor from the Closing Escrow Fund. The provisions of this clause (A) shall survive the Closing.

                    (B) To the extent that tenants' additional rent, expense escalations and/or tax or other adjustments for the period prior to the Closing have been paid by tenants based on estimates, subject to the terms of clause (ii) above, Purchaser shall promptly pay to Seller any underpayments of additional rent, expense escalations and/or tax or other adjustments which are actually paid by the tenants to Purchaser and determined to be owed to Seller subsequent to the Closing. The terms of this clause (B) shall survive the Closing.

          (e) (i) Real estate taxes shall be apportioned between Seller and Purchaser at the Closing on the basis of the fiscal year for which assessed. If the Closing shall occur before a new tax rate is fixed, the apportionment of real estate taxes at the Closing shall be based upon the tax rate for the immediately preceding fiscal period applied to the latest assessed valuation of the Real Property. Promptly after the new tax rate has been fixed, the apportionment of real estate taxes made at the Closing shall be recomputed. Any installment of any assessment levied against the Real Property which is due prior to the Closing Date shall be paid in full by Seller or the Borrower, and Purchaser shall be responsible for any remaining installments which are due and payable after the Closing Date.

               (ii) Any real estate tax refunds or credits with respect to the Real Property which are attributable to the fiscal period in which the Closing occurs shall be apportioned between Seller and Purchaser based upon the time period in which the refunds or credits relate, after deducting all costs and expenses of collecting same. Any real estate tax refunds or credits with respect to the Real Property which are received after the Closing Date and which are attributable to any fiscal period prior to the fiscal period in which the Closing occurs shall belong solely to Seller. Seller, or its agents, on behalf of the Borrower may withdraw, settle or otherwise compromise any protest or reduction proceeding effecting real estate taxes assessed against the Real Property for any fiscal period prior to the Closing with Purchaser's consent, which consent shall not be unreasonably withheld, delayed or conditioned. Neither Purchaser nor its agents, on behalf of the Borrower or otherwise, shall withdraw, settle, or otherwise compromise any protest or reduction proceeding effecting real estate taxes assessed against the Real Property for the fiscal period in which the Closing occurs without the prior written consent of Seller, which consent shall not be unreasonably withheld, delayed or conditioned. With respect to real estate tax refunds or credits with respect to the Real Property relating to the fiscal year in which the Closing occurs or relating to prior fiscal years which may be required to be reimbursed to tenants at the Real Property, Purchaser and Seller shall enter into an escrow arrangement on or prior to the Due Diligence Expiration Date, in form and substance reasonably satisfactory to Purchaser and Seller, for the payment of such reimbursements (it being understood and agreed that the parties hereto hereby approve Pottish Freyberg Marcus & Velazquez, LLP as escrow agent for the purposes of such escrow arrangement). The terms of this Section 6.5(d) shall survive the Closing.

          (f) All insurance policies currently maintained by the Borrower covering the Real Property shall be terminated on the Closing Date, consequently there shall be no apportionment of any insurance premiums.

          (g) (I) If after the date hereof, the Borrower enters into any Lease or if there is any extension or renewal of any Leases, whether or not such Leases provide for their extension or renewal, or any expansion or modification of any Leases (each, a "New Lease"), in each case to the extent entered into in accordance with this Agreement, Seller shall keep accurate records of all expenses (collectively, "New Lease Expenses") incurred in connection with each New Lease, including, without limitation, the following: (i) brokerage commissions and fees relating to such leasing transaction, (ii) expenses incurred for repairs, improvements, equipment, painting, decorating, partitioning and other items to satisfy the tenant's requirements with regard to such leasing transaction, (iii) the cost of removal and/or abatement of asbestos or other hazardous or toxic substances located in the demised space,
(iv) reimbursements to the tenant for the cost of any of the items described in the preceding clauses (ii) and (iii), (v) legal fees for services in connection with the preparation of documents and other services rendered in connection with the effectuation of the leasing transaction, (vi) rent concessions relating to the demised space provided the tenant has the right to take possession of such demised space during the period of such rent concessions, and (vii) expenses incurred for the purpose of satisfying or terminating the obligations of a tenant under a New Lease to the landlord under another lease (whether or not such other lease covers space in the Real Property).

                    (II) The New Lease Expenses for each New Lease allocable to Seller shall be determined by multiplying the amount of such New Lease Expenses by a fraction, the numerator of which shall be the number of days contained in that portion, if any, of the term of such New Lease commencing on the date on which the tenant thereunder shall commenced to pay fixed rent ("Commencement Date") and expiring on the date immediately preceding the Closing Date, and the denominator of which shall be the total number of days contained in the period commencing on the Commencement Date and expiring on the date of the scheduled expiration of the term of such New Lease, and the remaining balance of the New Lease Expenses for each New Lease shall be allocable to and the responsibility of Purchaser. For purposes of this clause
(II), the Commencement Date under a renewal, extension, expansion or modification of a Lease shall be deemed to be (i) in the case of a renewal or extension (whether effective prior to or after the Closing, or in the form of an option exercisable in the future), the first date during such renewal or extension period after the originally scheduled expiration of the term of such Lease on which the tenant under such Lease commences to pay fixed rent, (ii) in the case of an expansion (whether effective prior to or after the Closing, or in the form of an option exercisable in the future), the date on which the tenant under such Lease commences to pay fixed rent for the additional space, and (iii) in the case of a modification not also involving a renewal, extension or expansion of such Lease, the effective date of such modification agreement. At the Closing, Purchaser shall reimburse Seller for all New Lease Expenses theretofore paid by Seller or the Borrower, if any, in excess of the portion of the New Lease Expenses allocated to Seller pursuant to the provisions of the preceding sentence.

          (h) All apportionments shall be computed as of the close of business on the day immediately preceding the Closing Date and such apportionments shall be calculated in accordance with the "customs in respect of title closings" of the Real Estate Board of New York on the Closing Date. Any calculation made in computing any apportionment made pursuant to this Section 6.5 may be reconfirmed following the Closing, and any errors thereto shall be corrected immediately upon notice from the other party that such error(s) exist. If it is determined that Seller failed to cause the Borrower to pay any expense with respect to the Real Property not apportioned hereunder for any period prior to the Closing Date, which expense was incurred through the act, with the consent or at the direction of JPMIM, then, Seller shall pay or cause to be paid such expense; it being understood and agreed that (i) the terms of this sentence shall not apply to any matter described on Schedule "7" hereto, (ii) Seller shall be entitled to use the Closing Escrow Fund to satisfy its obligations under this sentence, and (iii) Seller's liability under this sentence shall be limited to the then existing amount of Closing Escrow Fund. The provisions of this Section 6.5 shall survive the Closing for six (6) months.


                                  ARTICLE VII

                                    DEFAULTS

     7.1. Purchaser Default. Provided that Seller is (i) not in material default of its non-monetary obligations hereunder, (ii) not in default, in any respect, of its monetary obligations hereunder, and (iii) is otherwise ready, willing and able to consummate the transactions contemplated hereby, in the event Purchaser shall default in the performance of its obligation to purchase the Loan in breach of its obligations under this Agreement, Seller shall be entitled to terminate this Agreement and the sole remedy of Seller shall be to retain the Escrow Funds as liquidated damages for all loss, damage and expense suffered by Seller on account thereof, it being acknowledged by Purchaser and Seller that in such event Seller will suffer substantial damages but such damages are incapable of exact ascertainment. After payment to Seller of the Escrow Funds, neither Seller nor Purchaser shall have any further rights or obligations hereunder; provided, however, (a) that the indemnities contained in
Section 8.2(b) and Section 11.2 hereof, and (ii) the terms of the Confidentiality Agreement, shall survive any such termination. Notwithstanding anything to the contrary herein contained, if subsequent to the Closing Purchaser shall fail to comply with its obligations contained herein which survive Closing, Seller in addition to any rights and remedies provided herein, shall be entitled to any and all remedies available at law, in equity or otherwise.

     7.2. Seller Default. (a) Provided that Purchaser is (i) not in material default of its non-monetary obligations hereunder, (ii) not in default, in any respect, of its monetary obligations hereunder, and (iii) is otherwise ready, willing and able to consummate the transactions contemplated hereby, in the event that on the Closing Date Seller shall be unable to perform or is prohibited by court order from performing its obligations or to satisfy any condition applicable to Seller hereunder in accordance with the provisions of this Agreement, the sole remedy of Purchaser shall be to exercise the Termination Option.

          (b) Provided that Purchaser is (i) not in material default of its non-monetary obligations hereunder, (ii) not in default, in any respect, of its monetary obligations hereunder, and (iii) is otherwise ready, willing and able to consummate the transactions contemplated hereby, in the event that Seller willfully defaults in its obligation to transfer the Loan hereunder, Purchaser shall be entitled to such remedies against Seller as are available at law or in equity, including, without limitation, specific performance. Notwithstanding anything to the contrary herein contained, if subsequent to the Closing Seller shall fail to comply with its obligations contained herein which survive Closing, Purchaser in addition to any rights and remedies provided herein, shall be entitled to any and all remedies available at law, in equity or otherwise.


                                  ARTICLE VIII

                           INSPECTIONS; DUE DILIGENCE

     8.1. Inspection of the Real Property. At all times prior to Closing or the earlier termination of this Agreement, upon reasonable written notice to Seller, Purchaser and such agents and representatives of Purchaser ("Authorized Representatives") as shall have been identified to JPMIM in writing, shall have the right, subject to the rights of tenants, the Borrower and other occupants at the Real Property, to enter upon the Real Property to inspect and examine the same; provided, however, that (a) Purchaser shall not unreasonably interfere with the Borrower's use or operation of the Real Property, (b) Seller, JPMIM or their representatives or employees shall accompany Purchaser or any Authorized Representatives, (c) Purchaser shall not invade, alter or destroy the Real Property in any manner whatsoever, and (d) as a condition precedent to making any physical inspection of the Real Property, Purchaser shall obtain and maintain (i) liability insurance in the amount of $2,000,000 for property damage coverage and in the amount of $5,000,000 for personal injury coverage, which insurance shall name Seller, JPMIM and ESG as additional insured parties, and (ii) with respect to any Authorized Representatives, workers' compensation and disability insurance, as required by law. Purchaser shall provide to JPMIM certificates of insurance evidencing such coverage prior to entering upon the Real Property for the purpose of making any such physical investigation. Purchaser and the Authorized Representatives shall have the right, from time to time, upon reasonable written notice to and during normal business hours, to examine the books, records and accounts with respect to the Real Property at such reasonable location as JPMIM shall designate. It is understood and agreed that Purchaser's satisfaction with such inspection shall not constitute or be deemed to constitute a condition to Purchaser's obligations hereunder.

     8.2. Purchaser's Work. (a) Any work performed by Purchaser or its agents in connection with any inspection of the Real Property shall be at Purchaser's sole cost and expense. Purchaser covenants and agrees to pay in full all persons who perform labor upon the Real Property, and not to permit or suffer any mechanic's or materialmen's lien of any kind or nature to be asserted or enforced against the Real Property for any work done or materials furnished thereon at the instance or request or on behalf of Purchaser.

          (b) Purchaser shall indemnify, defend and hold harmless Seller, the Borrower, and the Seller Parties from and against any and all losses, costs, liabilities, claims, damages or expenses (including, without limitation, reasonable attorney's fees and costs) arising out of any inspection of, or access to, the Real Property by Purchaser or its Authorized Representatives. Purchaser, at its sole cost and expense, shall promptly restore the Real Property to its condition immediately prior to the performance of such investigation by Purchaser pursuant to this Article VIII and shall repair any and all damage caused by Purchaser or Purchaser's employees, representatives or agents. Purchaser acknowledges and agrees that Seller shall have the right (but not the obligation) to use the Escrow Funds to restore the Real Property if Purchaser shall fail to comply with this Section 8.2. The terms of this Section
8.2 shall survive the Closing or earlier termination of this Agreement.

     8.3. Due Diligence. (a) Within one (1) day after the date hereof, Seller shall deliver or make available to Purchaser the Review Materials existing as of the date hereof. Subject to and in accordance with the terms of Section 8.1 hereof and Section 8.2 hereof, Purchaser shall have access to the Real Property and information relating to the Real Property.

          (b) Subject to and in accordance with the terms of this Section 8.3, Purchaser shall have the right to exercise the Termination Option if (i) Purchaser's due diligence reveals any fact (a "Diligence Fact") relating to the Loan or the Real Property (but not relating to (x) the business or financial condition of the Borrower (or its direct or indirect partners or their respective affiliates) or the organizational structure of the Borrower (or its direct or indirect partners or their respective affiliates), or (y) the general real estate or financial markets) which was not previously disclosed in Schedule "1" hereto, Schedule "6" hereto or the written information prepared by ESG annexed hereto and made a part hereof as Schedule "11" and/or the PRO-JECT Financial Analysis Disk accompanying such written information (the "ESG Information Book"), and the failure to cure or remediate such Diligence Fact would result in the net diminution in value of the Loan, and (ii) the aggregate amount (the "Diminution Amount") determined under clause (i) of this sentence is in excess of Two Million ($2,000,000) Dollars (the "Threshold Amount"). Notwithstanding the foregoing to the contrary but subject to the terms of clause (d) below, if (i) the Diminution Amount, in the aggregate, does not exceed Twenty-Five Million Dollars ($25,000,000) (the "Cap Amount"), and (ii) Seller (in its sole discretion and within five (5) business days after Seller's receipt of Purchaser's notice setting forth in reasonable detail each Diligence Fact and each related Diminution Amount ("Purchaser's Preliminary Notice")) shall agree to a reduction of the Purchase Price by an amount (the "Reduction Amount") equal to the aggregate Diminution Amount in excess of the Threshold Amount, up to the Cap Amount, then, in such event, (A) Purchaser shall be deemed not have the right to terminate this Agreement as provided in this
Section 8.3, and (B) the Purchase Price shall be deemed to be equal to the original Purchase Price, reduced by the Reduction Amount as provided herein, for all purposes in this Agreement; provided, however, that Seller shall have the right to extend such 5-business day period for an aggregate of fifteen (15) days. For the purposes of this Section 8.3, the term "net diminution of value" shall mean a net decrease in the value of the Loan resulting from actual facts and information (other than facts and information relating to (x) the business or financial condition of the Borrower (or its direct or indirect partners of their respective affiliates), or (y) the general real estate or financial markets not previously disclosed in Schedule "1", Schedule "6" or the ESG Information Book. For the purposes of the foregoing, Seller and Purchaser acknowledge and agree that there is no need to determine the actual value of the Loan as of any point in time, but only the net reduction, if any, in value.

          (c) Purchaser's right to exercise the Termination Option under this
Section 8.3 shall be exercisable only by delivery to Seller and Escrow Agent of the Purchaser's Preliminary Notice at any time during the period commencing on the date of this Agreement and continuing up to but no later than 5:00 p.m. on May 24, 1999 (such date, as the same may be extended pursuant to this Section 8.3(c), being the "Due Diligence Expiration Date"); provided, however, that if Seller fails to respond to Purchaser's Preliminary Notice prior to the Due Diligence Expiration Date, Purchaser's right to terminate this Agreement as provided in this Section 8.3 shall be preserved (and the Due Diligence Expiration Date shall be deemed extended) until Purchaser's receipt of Seller's notice stating whether or not Seller agrees to such reduction in the Purchase Price; provided, further, however, that (I) Purchaser shall have no right to deliver any supplement or addition to Purchaser's Preliminary Notice after the Due Diligence Expiration Date and the Due Diligence Expiration Date shall not be deemed extended for that purpose, (II) if Seller notifies Purchaser of its refusal to so reduce the Purchase Price by the Reduction Amount then, in such event, Purchaser shall have the right, by written notice to Seller within one
(1) business day following receipt of Seller's notice of its refusal to reduce the Purchase Price, to (i) exercise the Termination Option, or (ii) waive its rights to terminate this Agreement under this Section 8.3 and accept the Loan and consummate the Closing subject to and in accordance with the terms of this Agreement without any abatement of, or credit against, the Purchase Price and Purchaser shall have one (1) additional business day to deliver the Additional Deposit to Escrow Agent, and (III) if Seller notifies Purchaser that Seller agrees to reduce the Purchase Price by the Reduction Amount, then, in such event, Purchaser shall have two (2) business days to deliver the Additional Deposit to Escrow Agent. Notwithstanding anything contained herein to the contrary, (x) if Purchaser fails to deliver a Purchaser's Preliminary Notice by the Due Diligence Expiration Date, then Purchaser shall be deemed to have forever waived its right to terminate this Agreement pursuant to this Section 8.3, it being understood and agreed that Purchaser shall have no right to deliver a Purchaser's Preliminary Notice after the Due Diligence Expiration Date, or (y) if prior to the date which is two (2) business days prior to the Due Diligence Expiration Date Seller gives any of the Knowledge Persons written notice of any fact and/or information which results in a "net diminution value" (as defined in Section 8.3(b) above) and Purchaser does not include any such fact and/or information in Purchaser's Preliminary Notice, then Purchaser shall be deemed to have forever waived its right to assert any rights under this Agreement with respect to any such fact and/or information.


                                   ARTICLE IX

                                INDEMNIFICATION

     9.1. Indemnification. (a) Effective upon the consummation of the Closing, Purchaser shall indemnify, defend and hold harmless Seller and the Seller Parties (collectively, "Indemnitees") from and against any and all Liabilities (as hereinafter defined), which any Indemnitee may suffer, incur or payout, or which may be asserted against any Indemnitee, in whole or in part, by reason of or in connection with, or arising out of the Loan, the Loan Documents or the Real Property (including, without limitation, any claims of third parties, tenants under the Leases (or under any subordination, nondisturbance and attornment agreement entered into in connection with any such Lease), or the Borrower) (i) arising after the Closing Date with respect to events and/or conditions (including, without limitation, acts or omissions) occurring after the Closing Date, or (ii) arising in connection with or out of any enforcement claim, proceeding, suit or other action whatsoever with respect to the Loan taken by Purchaser (or any Affiliate of Purchaser) against the Borrower or its direct or indirect partners or their respective affiliates, it being understood and agreed that in connection with any agreement or other arrangement by and between Purchaser (or its Affiliate) and the Borrower (or its direct or indirect partners or their respective affiliates), Purchaser (or its Affiliate) shall use all commercially reasonable and good faith efforts to obtain a full, unconditional and irrevocable release of Indemnitees with respect to the Loan (and Purchaser (or its Affiliate) upon Seller's (or its representative's) request, shall keep Seller reasonably informed of the status of the negotiation of any such release, but, without request, Purchaser (or its Affiliate) shall inform Seller if it has obtained such release or if it is unable to obtain such a release). The terms of this Section 9.1 shall survive the Closing.

          (b) For the purposes of this Agreement, the term "Liability" shall mean any liability, obligation, loss, costs, damage, penalty, claim, lien, charge and/or expense (including, without limitation, attorneys' and other professionals' fees and expenses).

     9.2. Release. Except for Seller's obligations hereunder which survive Closing, effective as of the consummation of the Closing, to the fullest extent permitted by law, Purchaser hereby releases, discharges and forever acquit each Indemnitee from all matters, claims, liabilities, demands, causes of action, debts, obligations, promises, acts, agreements, interests, damages of whatever kind or nature, and any attorneys' fees and expenses that may be related thereto, whether known or unknown which Purchaser has or may hereafter incur or acquire against any Indemnitee by reason of or relating to this Agreement, the Loan, the Loan Documents or the Real Property. The terms of this Section 9.2 shall survive the Closing.


                                   ARTICLE X

                           CASUALTY AND CONDEMNATION

     10.1. Casualty. If, prior to the Closing Date, any damage or destruction (a "Casualty") of any part of the Real Property as a result of any fire or other casualty occurs, Seller shall notify Purchaser of such Casualty. If prior to the Closing Date a Non-Material Casualty (as hereinafter defined) occurs, then, in such event, (a) this Agreement shall remain in full force and effect, and (b) Seller shall (i) credit to Purchaser against the Purchase Price the amount of any insurance proceeds theretofore received by Seller in connection with any such Casualty, less Seller's out-of-pocket cost incurred in connection with its attempts to seek collection of any such insurance proceeds, and credit to Purchaser against the Purchase Price an amount equal to the deductible amount under the Borrower's insurance policies, and (ii) assign to Purchaser by written assignment in form and substances satisfactory to Seller and Purchaser, at the Closing, all of Seller's right, title and interest in and to any insurance proceeds payable in connection with such Casualty. In the event of an occurrence of a Casualty referred to in the immediately preceding sentence prior to the Closing Date, Purchaser shall have the right to participate, in a reasonable manner, in the negotiations and settlement of any insurance claim and any decision regarding the reconstruction or renovation of any improvement on the Real Property, it being understood and agreed that Seller shall not settle any insurance claim or consent to any application of any insurance proceeds to the restoration of the Real Property without Purchaser's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. If prior to the Closing Date, a Material Casualty (as hereinafter defined) occurs, Purchaser shall have the right, without duplication of its rights under Section 8.3 hereof, to exercise the Termination Option upon notice to Seller given upon the earlier to occur of (x) ten (10) days after written notice is given to Purchaser of the Casualty, or (y) the Closing Date. If Purchaser elects not to exercise the Termination Option, the Material Casualty shall be deemed to be a "Non-Material Casualty" for all purposes hereunder and Purchaser and Seller shall proceed to Closing, subject to satisfaction of the provisions herein with respect to a Non-Material Casualty. Except as otherwise provided in this Section 10.1, Purchaser shall not be entitled to any reduction of, or credit against, the Purchase Price in the event of any Casualty, and Purchaser shall be obligated to close hereunder notwithstanding the occurrence of any such event. Seller shall in no event have any obligation to Purchaser to repair, restore or replace any portion of the Real Property affected by any Casualty. As used herein, the term "Material Casualty" shall mean any Casualty
(i) the cost of which to repair is in excess of $25,000,000, or (ii) which will allow the tenant under the Debevoise Lease, the Schulte Lease, the BNP Lease or the Kramer Lease to terminate their Leases. As used herein, the term "Non-Material Casualty" shall mean a Casualty which is not a Material Casualty.

     10.2. Condemnation. If, prior to the Closing Date, any taking by condemnation or eminent domain (a "Condemnation") of any part of the Real Property occurs, Seller shall notify Purchaser of such Condemnation. If, prior to the Closing Date, a Condemnation occurs, then, in such event, (a) this Agreement shall remain in full force and effect, and (b) Seller shall (i) credit to Purchaser against the Purchase Price the amount of any award theretofore received by Seller in connection with any such Condemnation, less Seller's out-of-pocket cost incurred in connection with its attempts to seek collection of any such awards, and (ii) assign to Purchaser by written assignment in form and substances satisfactory to Seller and Purchaser, at the Closing all of Seller's right, title and interest in and to any award payable in connection with such Condemnation. Prior to the Closing Date, Purchaser shall have the right to participate, in a reasonable manner, in the negotiations and settlement of any Condemnation award and any decision regarding the reconstruction or renovation of any improvement on the Real Property, it being understood and agreed that Seller shall not settle any Condemnation award or consent to any application of any Condemnation award to the restoration of the Real Property without Purchaser's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Except as otherwise provided in this Section 10.2, Purchaser shall not be entitled to any reduction of, or credit against, the Purchase Price in the event of any Condemnation, and Purchaser shall be obligated to close hereunder notwithstanding the occurrence of any such event. Seller shall in no event have any obligation to Purchaser to repair, restore or replace any portion of the Real Property affected by any Condemnation.


                                   ARTICLE XI

                                 MISCELLANEOUS

     11.1. No Third-Party Beneficiaries. Nothing in this Agreement is intended to confer upon any person, other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under, or by reason of, this Agreement.

     11.2 Broker. (a) Each of Seller and Purchaser represents and warrants to the other that it knows of no broker or finder with whom it has dealt or who has claimed or who may have the right to claim any fee, commission or other similar compensation in connection with the transaction contemplated by this Agreement other than ESG (the "Broker"). Seller represents and warrants that it shall be solely responsible for the payment of any and all fees, commissions or other compensation due to the Broker in connection with this transaction pursuant to a separate agreement previously entered into between Seller and Broker.

          (b) Purchaser shall indemnify, defend and hold harmless Seller, its agents, employees and representatives from and against any and all losses, costs, liabilities, claims, damages or expenses (including, without limitation, reasonable attorneys' fees and costs) arising out of the breach of Purchaser's representations or warranties contained in this Section 11.2.

          (c) Seller shall indemnify, defend and hold harmless Purchaser, its agents, employees and representatives from and against any and all losses, costs, liabilities, claims, damages or expenses (including, without limitation, reasonable attorneys' fees and costs) arising out of the breach of Seller's representations or warranties contained in this Section 11.2.

          (d) The representations, warranties and indemnities contained in this
Section 11.2 shall survive the Closing or, if the Closing does not occur, the termination of this Agreement.

     11.3 [INTENTIONALLY BLANK.]

     11.4. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns; provided, however, that Purchaser shall not sell, assign, transfer or otherwise convey its rights or obligations under this Agreement, in whole or part, without the prior written consent of Seller; except, however, that at the Closing, Purchaser shall be entitled to assign its rights under this Agreement to an Affiliate (as hereinafter defined) without Seller's prior written consent provided that (A) Purchaser and such Affiliate execute and deliver to Seller an originally executed Assignment and Assumption Agreement, in form and substance reasonably satisfactory to Seller, pursuant to which such Affiliate assumes all of Purchaser's obligations hereunder, and (B) Purchaser shall remain fully and primarily liable for all obligations and liabilities hereunder (including, without limitation, those that survive the Closing or earlier termination of this Agreement). For the purposes of this
Section 11.4, the term "Affiliate" shall mean an entity (x) directly or indirectly controlling, controlled by, or under common control with Purchaser, or (y) fifty percent (50%) or more of whose equity interest is directly or indirectly owned or held by Purchaser.

     11.5. Waiver of Jury Trial. EACH OF THE PURCHASER AND SELLER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION ARISING OUT OF MATTERS RELATED TO THIS AGREEMENT, WHICH WAIVER IS INFORMED AND VOLUNTARY.

     11.6. Waiver. The rights of each of the parties under this Agreement are cumulative and may be exercised as often as any party considers appropriate. The rights of each of the parties hereunder shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing. Waiver of any one breach of any provision hereof shall not be deemed to be a waiver of any other breach of the same or any other provision hereof. Failure to exercise or any delay in exercising any of such rights also shall not operate as a waiver or variation of that or any other such right. Defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any their such right. No act or course of conduct or negotiation on the part of any such party shall in any way preclude such party from exercising any such right or constitute a suspension of or any variation of any such right.

     11.7. Captions. Article captions contained herein are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or any provision hereof.

     11.8. Prevailing Party. If either party hereto brings any action or suit against any other by reason of any breach of any of the covenants, agreements or provisions of this Agreement, then in such event, the prevailing party, as determined in such action or suit, shall be entitled to have and recover from the other party all costs and expenses of such action or suit, including, without limitation, reasonable attorneys' fees and expenses resulting therefrom, it being understood that the determination of the prevailing party shall be included in the matters which are the subject of such action or suit.

     11.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. Upon Purchaser's execution and delivery of this Agreement, this Agreement shall be binding and effective upon, and shall be an irrevocable offer to Seller by, Purchaser until 12:00 noon (New York time) on the next business day following execution and delivery of this Agreement by Purchaser, unless Seller executes and delivers this Agreement prior to such time, in which case this Agreement shall remain binding and effective upon Purchaser in accordance with the terms of this Agreement. This Agreement shall not be binding upon or enforceable against Seller unless and until executed and delivered by Seller and the Escrow Agent has received the Initial Deposit.

     11.10. Exhibits and Schedules. All Exhibits and Schedules attached hereto are incorporated herein by reference as though fully set forth at length herein.

     11.11. Notices. (a) All notices, demands, requests, consents and waivers under this Agreement shall be in writing, shall refer to this Agreement and shall be (i) delivered personally, (ii) sent by registered or certified mail, postage prepaid, return receipt requested, (iii) sent by a nationally recognized overnight courier, or (iv) sent by telecopier, with written confirmation of the receipt of such telecopy, addressed as set forth below. If delivered personally, any notice shall be deemed to have been given on the first (1st) business day on or after the date delivered or refused. If mailed, any notice shall be deemed to have been given on the earlier to occur of the first (1st) business day on or after the date of delivery or the third (3rd) business day after such notice has been deposited in the U.S. mail in accordance with this Section 11.11. If sent by overnight courier, any notice shall be deemed to have been given on the first (1st) business day on or after the date following the date such notice was delivered to or picked up by the courier. If sent by telecopier, any notice shall be deemed to have been given
(I) on the first (1st) business day on or after the date sent, if confirmation of receipt hereof is given on or before 5:00 p.m. (New York City time), or (II) on the next business day, if confirmation of receipt thereof is given after 5:00 p.m. (New York City time). Copies of all notices shall be given in accordance with the above as follows:

     TO SELLER:          NBBRE-919 Third Avenue Associates, L.P.
                         c/o NBB Real Estate Inc.
                         530 Fifth Avenue
                         New York, New York 10036
                         Attention: Toshihiko Asai
                         Telecopier:  813-3281-0215

     WITH A COPY TO:     Gibson, Dunn & Crutcher, LLP
                         200 Park Avenue
                         New York, New York 10166
                         Attention: Andrew H. Levy, Esq.
                         Telecopier: (212) 351-4035

                                  and

                         J.P. Morgan Investment Management Inc.
                         522 Fifth Avenue
                         New York, New York 10036
                         Attention: Donald Rederscheid
                         Telecopier: (212) 837-5208

     TO PURCHASER:       Reckson Operating Partnership, L.P.
                         c/o Reckson Associates Realty Corp.
                         10 East 50th Street
                         New York, New York  10022
                         Attention:  Philip M. Waterman III
                         Telecopier:  (212) 715-6535

     WITH A COPY TO:     Fried, Frank, Harris, Shriver & Jacobson
                         One New York Plaza
                         New York, New York 10004
                         Attention:  Joshua Mermelstein, Esq.
                         Telecopier: (212) 859-4000

          (b) Any counsel designated above or any replacement counsel which may be designated respectively by either Seller or Purchaser or such counsel by written notice to the other party is hereby authorized to give notices hereunder on behalf of its respective client.

     11.12. Construction. Whenever the singular number is used herein and when required by the context, the same shall include the plural, and the masculine, feminine and neuter genders shall each include the others, and the word "person" shall include corporation, firm, partnership, joint venture, trust or other entity.

     11.13. Amendment. This Agreement may be amended or modified only by a written agreement executed by the person against whom enforcement of such amendment or modification is sought.

     11.14. Entire Agreement. Other than that certain confidentiality letter, dated February 4, 1999, from or on behalf of Purchaser to Seller (the "Confidentiality Agreement"), this Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and no representations, inducements, promises or agreements, oral or otherwise, between the parties not contained herein shall be of any force or effect, all of the same being merged herein.

     11.15. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflicts of law.

     11.16 Monetary Amounts. All monetary amounts referred to herein are in United States Dollars.

     11.17 Time of the Essence. Time shall be of the essence as to Purchaser's performance of all of its obligations under this Agreement.

     11.18. Confidentiality. All terms and conditions of the Confidentiality Agreement shall remain in full force and effect according to its terms during the pendency of this Agreement and such terms thereof as are intended to survive acquisition of the Loan by Purchaser shall continue to survive. The provisions of this Section shall survive the Closing or any expiration or termination of this Agreement.

     11.19. No Recording. Neither Seller nor Purchaser shall record, or arrange to record, this Agreement with any filing office in any jurisdiction.

     11.20. Review Materials. On or before the Due Diligence Expiration Date, Purchaser and Seller shall jointly deliver to Escrow Agent a box containing all Review Materials as of such date. Escrow Agent shall hold such Review Materials (and any Review Materials thereafter jointly +delivered to Escrow Agent), at Purchaser's and Seller's joint expense, pursuant to the terms of an escrow agreement in form and substance reasonably satisfactory to Purchaser, Seller and Escrow Agent. Seller agrees that, unless requested by Purchaser, Seller shall not deliver (or make available to Purchaser at the room in the Real Property labeled "War Room") any Review Materials not previously delivered or made available to Purchaser during (a) the two (2) business day period prior to the Due Diligence Expiration Date, or (b) the two (2) business day period prior to the Closing Date.

     11.21. Consent to Jurisdiction. Each of Purchaser and Seller hereby irrevocably and unconditionally (a) submits itself, solely for the purposes of any legal action or proceeding relating to this Agreement or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive jurisdiction of the Supreme Court of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts thereof (collectively, the "New York Courts"), (b) consents to the bringing of any such action or proceeding in the New York Courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court, including, without limitation any objection that such action or proceeding was brought in an inconvenient court, and agrees not to plead or otherwise assert the same, (c) agrees to service upon it of any and all process in any such action or proceeding at the address and in the manner set forth in Section 11.11 hereof, (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law, and (e) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     11.22. Acquisition of Partnership Interests. Purchaser has requested that Seller consider arranging for the sale of all of the partnership interests in Seller rather than a sale of the Loan. Seller shall consider such request once Purchaser delivers to Seller a written proposal regarding such sale; provided, however, that (a) neither Seller's consideration of such proposal nor anything contained herein shall be deemed a binding agreement to sell partnership interests in Seller, (b) Seller may accept or reject, in its sole and absolute discretion, any proposal by Purchaser, and (c) no person shall be bound to sell any partnership interests unless and until definitive documentation is executed and delivered by all parties thereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                SELLER:

                                NBBRE-919 THIRD AVENUE ASSOCIATES, L.P.

                                By:  NBB Real Estate, Inc.,
                                     its General Partner


                                     By: /s/ Ichiro Tsunada
                                         --------------------------------
                                         Name:   Ichiro Tsunada
                                         Title:  President


                                PURCHASER:

                                RECKSON OPERATING PARTNERSHIP, L.P.


                                By:  Reckson Associates Realty Corp.
                                     its General Partner

                                     By: /s/ Scott Rechler
                                         ---------------------------------
                                         Scott Rechler
                                         President

                                Employer Identification Number:_________________


THE UNDERSIGNED JOINS IN THE EXECUTION HEREOF SOLELY FOR THE PURPOSES OF AGREEING TO ACT AS "ESCROW AGENT" PURSUANT AND SUBJECT TO THE PROVISIONS OF THIS AGREEMENT:

GIBSON, DUNN & CRUTCHER LLP


By:/s/ Andrew H. Levy
   ------------------------------------
          Andrew H. Levy, Partner